Exhibit 10.3

EXECUTION VERSION

HOLDINGS PLEDGE AGREEMENT

HOLDINGS PLEDGE AGREEMENT, dated as of January 29, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof, the “Pledge Agreement”), is entered into by and between OPI WF HOLDING LLC, a Delaware limited liability company (“Pledgor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Lenders (as defined below).

RECITALS:

WHEREAS, OPI WF BORROWER LLC, a Delaware limited liability company (the “Borrower”), Holdings, Office Properties Income Trust, a real estate investment trust organized under the laws of the State of Maryland, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement;

WHEREAS, the Borrower and Pledgor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;

WHEREAS, Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders making certain financial accommodations available to the Borrower under the Credit Agreement; and

WHEREAS, it is a condition precedent to the Administrative Agent’s and each Lender’s entry into the Credit Agreement and agreement to extend such financial accommodations thereunder that Pledgor execute and deliver this Pledge Agreement, among other things, to grant to the Administrative Agent for benefit of the Lenders a security interest in the Pledged Collateral (as defined below) as security for the Obligations.

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of Pledgor pursuant to any Loan Document, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Administrative Agent hereby agree as follows:

section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require). Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC have the meanings assigned to them in the UCC, including, without limitation “Control” and “Security”. In addition, as used in this Pledge Agreement:

“Pledged Interests” means Pledgor’s right, title and interest in the Equity Interests of the Pledged Subsidiary as set forth on Schedule I attached hereto and any other Equity Interests of the Pledged Subsidiary owned or held of record or beneficially by Pledgor at any time.

“Pledged Subsidiary” means OPI WF Borrower LLC, a Delaware limited liability company.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Pledge Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

section 2. Pledge. Pledgor hereby pledges and collaterally assigns to the Administrative Agent, for the benefit of the Lenders, and grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of Pledgor in and to the collateral described in subsections (a) through (h) below (collectively, the “Pledged Collateral”):

(a)           The Pledged Interests, including, without limitation, all economic interest and rights to vote or otherwise manage or control the Pledged Subsidiary and all rights as a member thereof, whether now owned or hereafter acquired;

(b)           All distributions, cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof to which Pledgor shall at any time be entitled in respect of the Pledged Interests;

(c)           All payments due or to become due to Pledgor in respect of any of the foregoing;

(d)           All of Pledgor’s claims, rights, powers, privileges, authority, puts, calls and options, if any, in respect of any of the foregoing;

(e)           All of Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of Pledgor relating to any of the foregoing;

(f)            All certificates and instruments representing or evidencing any of the foregoing;

(g)           All other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and

(h)           All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

section 3. Security for Obligations. The security interest created hereby in the Pledged Collateral secures the prompt payment, performance and observance of the Obligations.

section 4. Delivery of Pledged Collateral; Financing Statements.

(a)           Pledgor shall deliver to the Administrative Agent (i) all certificates representing the Pledged Interests held by or on behalf of Pledgor, and (ii) promptly upon the receipt thereof by or on behalf of Pledgor, any other certificates and instruments constituting Pledged Collateral (including, without limitation, any certificate representing stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof). Prior to delivery to the Administrative Agent, all such certificates and instruments, if any, constituting Pledged Collateral shall be held in trust by Pledgor for the benefit of the Administrative Agent pursuant hereto. Each such certificate shall be delivered in suitable form for transfer by delivery or shall be accompanied by a duly executed instrument of transfer or assignment in blank, substantially in the form provided in Exhibit A attached hereto (a “Transfer Power”).

(b)           Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction that the Administrative Agent may reasonably deem necessary to perfect the security interest granted hereby, any financing statements or amendments thereto that (a) describe the Pledged Collateral (including describing the Pledged Collateral as “all assets” of Pledgor, or words of similar effect) and (b) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.

section 5. Subsequent Changes Affecting Pledged Collateral. Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and Pledgor agrees that neither the Administrative Agent nor any of the Lenders shall have any obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations.

section 6. Representations and Warranties. Pledgor represents and warrants as follows:

(a)           Title and Liens. Pledgor is, and will at all times continue to be, the sole legal and beneficial owner of the Pledged Collateral of Pledgor, free and clear of any Lien (other than Liens permitted to be incurred not in violation of Section 9.2(a) of the Credit Agreement) or Negative Pledge (other than Negative Pledges permitted to exist not in violation of Section 9.2(b) of the Credit Agreement).

(b)           Interests in LLCs. None of the Pledged Collateral (i) is dealt in or traded on a securities exchange or in securities markets, (ii) is an investment company security, or (iii) is held in a Securities Account. All of the Pledged Collateral shall by its terms expressly provide that it is a security governed by Article 8 of the UCC, and such security shall be evidenced by a certificate.

(c)           Authorization. Pledgor has the right, power and authority, and has taken all necessary action to authorize it, to execute, deliver and perform this Pledge Agreement in accordance with its terms. The execution, delivery and performance of this Pledge Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval (other than (1) the filing of Uniform Commercial Code financing statements and other filings or registrations necessary to perfect the Liens granted by the Security Instruments, (2) the recordation of Security Instruments, (3) such as have been made and are in full effect and (4) payments of any related fees, taxes or charges) or violate any applicable law relating to Pledgor, (ii) conflict with, result in a breach of or constitute a default under the organizational documents of Pledgor, or any indenture, agreement or other instrument to which Pledgor is a party or by which it or any of the Pledged Collateral of Pledgor or its other property may be bound, or (iii) except for any Lien created hereunder, result in or require the creation or imposition of any Lien (other than Liens permitted by Section 9.2 of the Credit Agreement) upon or with respect to any of the Pledged Collateral of Pledgor or Pledgor’s other property whether now owned or hereafter acquired. Neither Pledgor nor any Subsidiary thereof is an Affected Financial Institution.

(d)           Name, Organization, Etc. Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are, as of the date hereof, as set forth on Schedule II. Except as set forth on such Schedule II, within the 5 years prior to the date hereof, Pledgor has not changed its name or merged with or otherwise combined its business with any other Person. Pledgor (i) is a limited liability company, duly formed, validly existing and in good standing under the jurisdiction of its formation as set forth on Schedule II, (ii) is duly organized and validly existing solely under the laws of such jurisdiction of formation, (iii) has the power and authority to own its assets and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a domestic or foreign limited liability company, and authorized to do business, in each jurisdiction in which the character of its assets or the nature of its business requires such qualification or authorization, except where the failure to be so qualified or authorized could not reasonably be expected to have, in each instance, a Material Adverse Effect.

(e)           Pledged Collateral. The information set forth on Schedule I with respect to the Pledged Collateral of Pledgor is true and correct. Pledgor is the sole owner of the Pledged Subsidiary, and the Pledged Interests of Pledgor represent 100% of each class of the issued and outstanding membership interests of the Pledged Subsidiary as listed on Schedule I.

(f)            Validity and Perfection of Security Interest. This Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Collateral (senior to all Liens other than Liens permitted by Section 9.2(a) of the Credit Agreement (other than Permitted Junior Liens)). Such security interest will be perfected (i) with respect to any such Pledged Collateral that is a Security and is evidenced by a certificate, when such Pledged Collateral is delivered to the Administrative Agent with duly executed Transfer Powers with respect thereto or when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of Pledgor, (ii) with respect to any such Pledged Collateral that is a Security but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Administrative Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Pledged Collateral that is not a Security, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors (and any other actions required by applicable law are taken).

(g)           No Other Interests. No duly authorized financing statement naming Pledgor as debtor and describing or purporting to cover all or any portion of the Pledged Collateral, which has not lapsed or been terminated, has been filed in any jurisdiction except for (x) financing statements naming the Administrative Agent as secured party, (y) subject in all respects to the terms of any applicable Junior Lien Intercreditor Agreement, financing statements naming the holder(s) of Permitted Junior Debt (or duly authorized agent or other representative thereof) as secured party and (z) other financing statements filed in connection with Liens permitted to exist on the Pledged Collateral not in violation of Section 9.2(a) of the Credit Agreement (other than Permitted Junior Liens). Pledgor has not (i) registered the Pledged Collateral in the name of any other Person, (ii) consented to any agreement by the Pledged Subsidiary in which such Pledged Subsidiary agrees to act on the instructions of any other Person (other than, solely to the extent permitted by and in accordance with the terms of any applicable Junior Lien Intercreditor Agreement, the holder(s) of Permitted Junior Debt (or duly authorized agent or other representative thereof)), (iii) delivered the Pledged Collateral to any other Person, or (iv) otherwise granted Control of the Pledged Collateral to any other Person.

(h)           Authorization of Equity Interest. All Equity Interests which constitute Pledged Collateral are duly authorized, validly issued, and if applicable, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(i)            Pledgor’s Authority. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor (other than the filing of Uniform Commercial Code financing statements contemplated pursuant to Section 4(b) hereof) or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally). There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral.

(j)            Transfer Powers. Any Transfer Powers delivered in connection with this Pledge Agreement are duly executed and give the Administrative Agent the authority they purport to confer.

(k)            Obligations to Pledged Subsidiary. Pledgor has no obligation to make further capital contributions or make any other payments to the Pledged Subsidiary with respect to its interest therein.

section 7. Covenants.

(a)            Change of Name, Etc. Pledgor agrees that it will (i) not change its name or its current legal structure, and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) not change its jurisdiction of organization, and (iii) not change its principal place of business or chief executive office (if it has more than one place of business), in each case, unless (A) such event or occurrence described in the foregoing clauses (i) through (iii) is not prohibited pursuant to the terms of the Credit Agreement, and (B) Pledgor shall have given the Administrative Agent not less than 10 Business Days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Pledged Collateral, or (y) taken such steps (with the cooperation of Pledgor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in such Pledged Collateral. Pledgor agrees that it will maintain its due organization and good standing in its jurisdiction of organization (provided Pledgor shall have thirty (30) days to cure any inadvertent lapse in good standing in such jurisdiction).

(b)           No Liens; No Transfer of Pledged Collateral. Pledgor shall not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien or Negative Pledge upon or with respect to any of the Pledged Collateral (other than (x) Liens permitted to be incurred on such property not in violation of Section 9.2(a) of the Credit Agreement and (y) Negative Pledges permitted to exist not in violation of Section 9.2(b) of the Credit Agreement), (iii) register the Pledged Collateral in the name of any Person other than the Administrative Agent, (iv) consent to any agreement between the Pledged Subsidiary and any Person in which such Pledged Subsidiary agrees to act on the instructions of any such Person (other than (x) the Administrative Agent and (y) solely to the extent permitted by and in accordance with the terms of any applicable Junior Lien Intercreditor Agreement, the holder(s) of Permitted Junior Debt (or duly authorized agent or other representative thereof)), (v) deliver any Pledged Collateral or any related Transfer Power or endorsement to any Person other than the Administrative Agent (or a designee thereof) or (vi) otherwise grant Control of any Pledged Collateral to any Person other than the Administrative Agent.

(c)           Further Assurances. Pledgor will, at its expense, promptly execute, authorize, acknowledge and deliver all such instruments, certificates and other documents, and take all such additional actions, as the Administrative Agent from time to time may reasonably request in order to preserve and perfect the security interest in the Pledged Collateral intended to be created by this Pledge Agreement, including, without limitation, (i) the authorization and filing of any necessary UCC financing statements, (ii) the delivery to the Administrative Agent of any certificates that may from time to time evidence the Pledged Collateral, (iii) the execution in blank and delivery of any necessary Transfer Powers or other endorsements, (iv) taking such action as necessary or desirable to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (v) taking such action as required in the jurisdiction of organization of Pledgor or the Pledged Subsidiary in order to ensure the enforceability and recognition of such security interest in such jurisdiction.

(d)           Defense of Title. Pledgor will defend, at its own cost and expense, its title to and ownership of the Pledged Collateral and the security interests of the Administrative Agent in the Pledged Collateral against the claim and demands of any other Person (other than holders of (i) Permitted Junior Liens to the extent in accordance with the terms of any applicable Junior Lien Intercreditor Agreement and (y) any other Liens permitted to exist on such Pledged Collateral pursuant to Section 9.2(a) of the Credit Agreement) and will maintain and preserve the security interest in the Pledged Collateral created hereby (subject to Liens permitted to exist on such Pledged Collateral pursuant to Section 9.2(a) of the Credit Agreement).

(e)           Pledged Subsidiaries. Except as otherwise permitted by the terms of the Loan Documents, Pledgor shall not (i) permit the Pledged Subsidiary to amend or modify its certificate of formation, operating agreement, or other comparable organizational document or instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder or impair the security interest granted or purported to be granted herein, (ii) permit the Pledged Subsidiary to dissolve, liquidate, retire any of its capital stock or other instruments or securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (iii) vote any of its Equity Interests or other investment property in favor of any of the foregoing.

(f)            Additional Shares. Pledgor shall not permit the Pledged Subsidiary to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as and when required pursuant to the following clause (g).

(g)           [Reserved].

(h)           Control Acknowledgment. Pledgor shall execute and deliver to the Pledged Subsidiary a control acknowledgment (“Control Acknowledgment”) substantially in the form of Exhibit B hereto and shall cause the Pledged Subsidiary to acknowledge in writing its receipt and acceptance thereof.

(i)            Investment Property. Pledgor shall, and shall cause the Pledged Subsidiary to, elect that the Pledged Interests be securities governed by Article 8 of the UCC and to evidence such securities by a certificate, in each such case, in a manner reasonably acceptable to the Administrative Agent.

section 8. Voting Rights.

(a)           During the term of this Pledge Agreement, so long as no Event of Default has occurred and is continuing, Pledgor shall have (i) the right to vote the Pledged Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement or any Loan Documents and (ii) the right to be a member of the Pledged Subsidiary.

(b)           Upon the occurrence and during the continuance of an Event of Default, upon written notice from the Administrative Agent to the applicable Pledgor, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to subsection (a) above shall cease, and all such rights thereupon shall become immediately vested in the Administrative Agent, which shall have the sole and exclusive right and authority to (i) exercise such voting and/or consensual rights and powers which Pledgor shall otherwise be entitled to exercise pursuant to subsection (a) above, and (ii) become a member of the Pledged Subsidiary and as such (x) exercise, or direct Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it; provided, that the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from Pledgor to the Administrative Agent or, at the Administrative Agent’s option, to the Administrative Agent’s nominee. After an Event of Default is cured (and such cure is accepted) or waived, in each case, in writing, Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be entitled to exercise pursuant to the terms of the Pledge Agreement prior to the occurrence of any such Event of Default.

section 9. Dividends and Other Distributions.

(a)           So long as no Event of Default has occurred and is continuing:

(i)             Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Loan Documents, provided, however, that any such dividends, cash, distributions, dividends and interest must be held, used and distributed by Pledgor in accordance with the Loan Documents; and

(ii)            the Administrative Agent shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)             except as otherwise expressly permitted pursuant to Section 9.1(d)(iii) of the Credit Agreement, all rights of Pledgor to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii)            all dividends, distributions and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Section 9(b) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, shall be segregated from other funds of Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

section 10. Remedies.

(a)           The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC or any other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the sole member and manager thereof; provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so; provided, further, however, that the Administrative Agent agrees to exercise such proxy and powers only so long as an Event of Default shall have occurred and is continuing.

(b)           In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have such powers of sale and other powers as may be conferred by Applicable Law and regulatory requirements. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under Applicable Law, the Administrative Agent may, in its sole discretion, without notice except as specified below or as required by Applicable Law, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same. The Administrative Agent and each of the Lenders may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale.

(c)           Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of Lenders, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by Pledgor as provided in Section 27 below at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

(d)           In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four (4) or more investors in order for the sale to be commercially reasonable.

(e)           The rights and remedies of the Administrative Agent and the Lenders under this Pledge Agreement are cumulative and not exclusive of any rights or remedies which any of them otherwise has. All proceeds of the sale of the Pledged Collateral received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Obligations pursuant to the terms of the Credit Agreement. Pledgor shall remain jointly and severally liable and will pay, on demand, any deficiency remaining in respect of the Obligations.

section 11. Administrative Agent Appointed Attorney in Fact. Pledgor hereby constitutes and appoints the Administrative Agent as the attorney-in-fact of Pledgor with full power of substitution either in the Administrative Agent’s name or in the name of Pledgor to do any of the following upon the occurrence of and solely during the continuation of an Event of Default: to carry out the provisions of this Pledge Agreement and to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of Pledgor or otherwise, deemed by the Administrative Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other secured party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Administrative Agent or any of the Lenders or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Pledgor or to any claim or action against the Administrative Agent or any of the Lenders. The power of attorney granted herein is irrevocable and coupled with an interest.

section 12. Waivers. (i) Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the applicable Loan Document.

(ii)            Pledgor understands and agrees that its obligations and liabilities under this Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any property securing all or any part of the Obligations by trustee sale or any other reason impairing the right of Pledgor, the Administrative Agent or any of the Lenders to proceed against the Pledged Subsidiary or the Pledged Subsidiary’s property. Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that Pledgor’s rights against the Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any Lender.

(iii)            Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

section 13. Term. This Pledge Agreement shall remain in full force and effect until the indefeasible payment in full of the Obligations (other than contingent obligations for which no claim has been asserted) and termination of all commitments to extend credit under the Loan Documents. Upon termination of this Pledge Agreement in accordance with its terms, the Administrative Agent will release the security interest created hereunder and agrees to take such actions as Pledgor may reasonably request, and at the sole cost and expense of Pledgor, to evidence the termination of this Pledge Agreement and the release of the security interests created hereunder.

section 14. [Reserved].

section 15. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Pledgor shall not have any right or power to assign this Pledge Agreement or any interest herein or in the Pledged Collateral or any part thereof and any such assignment by Pledgor shall be null and void ab initio and of no force or effect absent the prior written consent of the Administrative Agent.

section 16. Reimbursement of Administrative Agent. Pledgor agrees to pay, within 10 Business Days after receipt of an invoice therefor, to the Administrative Agent the amount of any and all reasonable and documented out-of-pocket actual costs and expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents that the Administrative Agent may incur in connection with (a) the administration of this Pledge Agreement, (b) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (d) the failure by Pledgor to perform or observe any of the provisions hereof or otherwise in respect of the Pledged Collateral.

section 17. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms.

section 18. Security Interest Absolute. All rights of the Administrative Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, (c) any exchange, release or nonperfection of any other Pledged Collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Pledge Agreement (other than the indefeasible payment in full of all the Obligations).

section 19. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

section 20. Waiver of Jury Trial; Consent to Jurisdiction; Venue; Service of Process.

(A)          PLEDGOR AND THE ADMINISTRATIVE AGENT ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN PLEDGOR AND THE ADMINISTRATIVE AGENT WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST PLEDGOR OR THE ADMINISTRATIVE AGENT ARISING OUT OF THIS PLEDGE AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO OR WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN PLEDGOR AND THE ADMINISTRATIVE AGENT OF ANY KIND OR NATURE RELATING TO THIS PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

(B)           PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT OR ANY RELATED PARTY OF THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO THIS PLEDGE AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND PLEDGOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. PLEDGOR AND THE ADMINISTRATIVE AGENT AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PLEDGE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT OR THE COLLATERAL AGAINST PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. PLEDGOR AND THE ADMINISTRATIVE AGENT FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(C)           PLEDGOR HEREBY IRREVOCABLY APPOINTS AND AUTHORIZES THE BORROWER TO ACT AS ITS AGENT FOR SERVICE OF PROCESS AND NOTICES REQUIRED TO BE DELIVERED UNDER THIS PLEDGE AGREEMENT OR UNDER THE OTHER LOAN DOCUMENTS, IT BEING UNDERSTOOD AND AGREED THAT RECEIPT BY THE BORROWER OF ANY SUMMONS, NOTICE OR OTHER SIMILAR ITEM SHALL BE DEEMED EFFECTIVE RECEIPT BY PLEDGOR AND ITS SUBSIDIARIES.

(D)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY PLEDGOR AND THE ADMINISTRATIVE AGENT WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF ALL AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS PLEDGE AGREEMENT.

section 21. Marshalling. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Pledgor or any other Person or against or in payment of any or all of the Obligations.

section 22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

section 23. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

section 24. [Reserved].

section 25. The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to ensure that safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that Pledgor shall responsible for preservation of all rights of Pledgor in the Pledged Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent’s gross negligence or willful misconduct.

section 26. No Waiver. Neither the failure on the part of the Administrative Agent or any Lender to exercise, nor the delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Administrative Agent or any Lender, on the one hand, and Pledgor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

section 27. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 12.1 of the Credit Agreement.

section 28. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

section 29. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

section 30. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Pledge Agreement.

section 31. Complete Agreement. This Pledge Agreement and the other Loan Documents embody the final and entire agreement and understanding among Pledgor, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among Pledgor, the Administrative Agent and the Lenders relating to the subject matter thereof. This Pledge Agreement and the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties hereto.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, Pledgor and the Administrative Agent have duly executed and delivered this Holdings Pledge Agreement as of the date set forth above.

OPI WF HOLDING LLC, as Pledgor

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to OPI Holdings Pledge Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Anatole Wedmid
Name: Anatole Wedmid
Title: Director

[Signature Page to OPI Holdings Pledge Agreement]

SCHEDULE I TO HOLDINGS PLEDGE AGREEMENT

PLEDGED SUBSIDIARIES

Pledgor	Pledged Subsidiary	Certificate No.	No. of Shares / Units Owned	Percentage of Ownership
OPI WF HOLDING LLC	OPI WF BORROWER LLC	1	N/A	100%

SCHEDULE II TO HOLDINGS PLEDGE AGREEMENT

PLEDGOR INFORMATION

Pledgor	Type of Entity	Jurisdiction	Organizational ID No.	Mailing Address of Chief Executive Office
OPI WF HOLDING LLC	Limited liability company	Delaware	7546758	Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458

Prior name changes/mergers/business combinations:

Formerly known as DHT WF Holding LLC, with a name change to DPT WF Holding LLC on July 27, 2023, with a further name change to OPI WF Holding LLC on December 18, 2023

EXHIBIT A
to
HOLDINGS PLEDGE AGREEMENT

FORM OF TRANSFER POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _________________________________ _____ [shares] [units] [percent] of the [capital stock] [membership interests] of _________________, a _____________ [corporation] [limited liability company] [limited partnership] (the “Company”), represented by Certificate No. _____ (the “[Stock]”), standing in the name of the undersigned on the books of the Company, and does hereby irrevocably constitute and appoint ______________________________ as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the [Stock], and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated:________________

[PLEDGOR]

By:
Name:
Title:

EXHIBIT B
to
HOLDINGS PLEDGE AGREEMENT

Form of CONTROL Acknowledgement

PLEDGED SUBSIDIARY:	PLEDGOR:

[Name of Pledged Subsidiary]	[Name of Pledgor]

Reference is hereby made to that certain Holdings Pledge Agreement dated as of January 29, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by and between the undersigned Pledgor and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledged Subsidiary is hereby instructed by the Pledgor that all of the Pledgor’s right, title and interest in and to all of the Pledgor’s rights in connection with any Equity Interests in Pledged Subsidiary now and hereafter owned by the Pledgor are subject to a pledge and security interest in favor of Administrative Agent. Pledgor hereby instructs the Pledged Subsidiary to act upon any instruction delivered to it by the Administrative Agent with respect to the Pledged Collateral without seeking further instruction from the Pledgor, and, by its execution hereof, the Pledged Subsidiary agrees to do so.

Pledged Subsidiary, by its written acknowledgement and acceptance hereof, hereby (i) acknowledges receipt of a copy of the aforementioned Pledge Agreement and agrees promptly to note on its books the security interest granted under such Pledge Agreement, (ii) waives any rights or requirements at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee, and (iii) acknowledges and agrees that such Pledged Subsidiary will (A) be bound by, and comply with, all terms of the Pledge Agreement applicable to such Pledged Subsidiary, including, without limitation, Sections 7(e), (f) and (i) thereof, (B) notify the Administrative Agent in writing promptly of the occurrence of any of the events described in Section 7(f) of the Pledge Agreement, and (C) not permit any of the Equity Interests issued by it to be dealt in or traded on a securities exchange or in securities markets.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Pledgor has caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this ____ day of ____, 20____.

[PLEDGOR]

By:

Name:
Title:

Acknowledged and accepted this
_____ day of ________, 20 ____

[PLEDGED SUBSIDIARY]

By:
Name:
Title: